Exhibit 99.1

TVI CORPORATION REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

GLENN DALE, MD – August 8, 2007 – TVI Corporation (NASDAQ: TVIN), a global supplier of first receiver and first responder products and provider of event shelter and equipment rentals, today announced its financial results for the quarter and six months ended June 30, 2007.

Second-Quarter 2007 Results

•	Revenue was $12.5 million, an increase of 71.3% compared with $7.3 million for the second quarter of 2006.

•	Gross profit margin was 9.1%, compared with 51.8% for the second quarter of 2006.

•	Operating loss was $5.1 million, compared with operating income of $306,000 for the second quarter of 2006.

•

Net loss was $14.8 million, or $(0.44) per share, compared with net income of $228,000, or $0.01 per diluted share, for the second quarter of 2006. Net loss for the second quarter of 2007 includes a non-cash goodwill impairment charge of $12.0 million, or $(0.36) per share, related to the Company’s November 2005 acquisition of Safety Tech International, Inc. (STI).

•	Cash and short-term investments totaled $136,000 as of June 30, 2007, compared with $4.2 million as of December 31, 2006.

•	Borrowings under the credit facility totaled $24.9 million as of June 30, 2007, compared with $26.7 million as of December 31, 2006.

Six-Month 2007 Results

•	Revenue was $26.8 million for the six months ended June 30, 2007, an increase of 61.8% compared with $16.6 million for the first six months of 2006.

•	Gross profit margin was 13.8% for the six months ended June 30, 2007, compared with 51.6% in 2006.

•	Operating loss was $9.0 million for the six months ended June 30, 2007, compared with operating income of $2.2 million for same time period in 2006.

•

Net loss for the first six months of 2007, which includes the previously mentioned non-cash goodwill impairment charge, was $17.4 million, or $(0.52) per share, compared with net income of $1.4 million, or $0.04 per diluted share, for the first half of 2006.

Comments on Second-Quarter

“During the second quarter, we continued the process of reorganizing, reestablishing and restructuring TVI’s business operations to capitalize on the opportunities we see for our products and services,” said General Harley A. Hughes, TVI’s President and Chief Executive Officer. “This quarter’s results include a number of charges outside the ordinary course of business such as the goodwill impairment, that are reflective of that process. In addition, we experienced lower margins due to decreased sales in the shelter and personal protection business lines, coupled with pricing and cost discipline issues within our rental services business. Despite these challenges, we made considerable progress executing our turnaround initiatives. With a strengthening infrastructure and a renewed focus, we will be better positioned to address the markets we serve.”

“In our shelter and related products business, we are rebuilding relationships with our channel partners and have filled all outstanding vacancies in our sales team with experienced industry professionals,” Hughes said. “In our personal protection equipment business, we are reestablishing our OEM presence, which has been a source of higher margin revenue for STI in the past and was not adequately penetrated in recent quarters. In addition, we are implementing pricing and cost management disciplines within our SSES business that should help us to realize better gross margins in that business going forward. Despite the near-term issues with SSES, we continue to view this business as a positive long-term addition to TVI.”

“During the second quarter, we determined that our former management’s financial expectations used to value goodwill associated with STI were no longer valid. We believe that former management’s financial projections of STI’s performance were based on a transition of the personal protection equipment segment from an OEM to a distribution sales model, which was not well planned or executed. After a full assessment by an independent valuation specialist, taking into account updated financial projections based on known or foreseeable business, we elected to reduce our goodwill by $12 million and took a corresponding non-cash impairment charge to the quarter’s income statement,” Hughes said.

Appointment of CEO

In a separate press release issued this morning, the Company announced that its board of directors has named Harley Hughes as its President and Chief Executive Officer. Hughes was appointed Interim President and Chief Executive Officer in April 2007.

“I am enthusiastic about TVI’s prospects and encouraged by the dedication and hard work I see from our employees,” said Hughes. “While we still have many challenges ahead to return TVI to profitability, we believe that we have made substantial progress to date toward turning the Company around.”

Business Outlook

“From an operational perspective, we continue to focus on executing our turnaround plan. In addition to implementing longer-term initiatives, we continue to capitalize on short-term opportunities and reduce ongoing expenses, as well as costs incurred in addressing certain ineffective prior business practices. From a financial perspective, we continue to maintain a strong cooperative relationship with our bank and we have entered into a longer-term amendment to our credit agreement that we believe will give us the flexibility to work through this transition. We continue to work with our bank toward the restructuring of our credit facility,” Hughes concluded.

Conference Call Information

TVI’s management will host a conference call today at 10:00 a.m. EDT. To participate in the call please dial (800) 289-0544 or (913) 981-5533. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is now the leading full-service shelter and event equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; our ability to manage growth should it occur; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarter and Six Months Ended June 30, 2007 and 2006

(In thousands, except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
NET REVENUE	$12,481	$7,288	$26,801	$16,568

COST OF SALES	11,341	3,510	23,109	8,022

GROSS PROFIT	1,140	3,778	3,692	8,546

OPERATING EXPENSES:
Selling, general and administrative expenses	5,802	2,988	11,710	5,449
Research and development expenses	482	484	951	882

Total operating expenses	6,284	3,472	12,661	6,331

OPERATING INCOME (LOSS)	(5,144)	306	(8,969)	2,215

GOODWILL IMPAIRMENT CHARGE	12,000	—	12,000	—
INTEREST AND OTHER EXPENSE (INCOME), NET	598	(64)	1,114	(112)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(17,742)	370	(22,083)	2,327

PROVISION (BENEFIT) FOR INCOME TAXES	(2,924)	147	(4,660)	926

INCOME (LOSS) BEFORE MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	(14,818)	223	(17,423)	1,401

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	—	5	—	4

NET INCOME (LOSS)	$(14,818)	$228	$(17,423)	$1,405

EARNINGS (LOSS) PER COMMON SHARE—BASIC	$(0.44)	$0.01	$(0.52)	$0.04
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	33,465	32,660	33,362	32,594

EARNINGS (LOSS) PER COMMON SHARE—DILUTED	$(0.44)	$0.01	$(0.52)	$0.04
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	33,488	33,057	33,469	33,029

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

June 30, 2007 and December 31, 2006

(In thousands, except per share data)

	(Unaudited)
	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$136	$1,757
Marketable securities – available for sale	—	2,434
Accounts receivable – trade, net	9,648	11,027
Inventories, net	6,695	6,226
Income taxes receivable	1,420	1,308
Deferred income taxes, net	2,488	722
Prepaid expenses and other current assets	2,522	3,933

Total current assets	22,909	27,407

PROPERTY, PLANT AND EQUIPMENT, NET	20,920	18,428

OTHER ASSETS:
Goodwill	6,443	20,932
Intangible assets, net	5,571	5,976
Deferred income taxes, net	2,253	—
Other	48	48

Total other assets	14,315	26,956

TOTAL ASSETS	$58,144	$72,791

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,982	$2,209
Accrued liabilities	3,088	2,302
Deferred income taxes	76	—
Current portion of long-term debt	2,500	2,500
Current portion of non-compete payments	773	669

Total current liabilities	12,419	7,680

Long-term debt, net of current portion	22,382	24,216
Non-compete payments, net of current portion	902	1,566
Deferred income taxes	624	631

TOTAL LIABILITIES	36,327	34,093

STOCKHOLDERS' EQUITY:
Preferred stock – $1.00 par value; 1,200 shares authorized, no shares issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock – $0.01 par value; 98,800 shares authorized, 33,632 and 33,174 issued and outstanding at June 30, 2007 and December 31, 2006, respectively	336	332
Additional paid-in capital	26,529	25,991
Retained earnings (Accumulated deficit)	(5,048)	12,375

TOTAL STOCKHOLDERS' EQUITY	21,817	38,698

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,144	$72,791

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2007 and 2006

(In thousands)

(Unaudited)

	2007	2006
OPERATING ACTIVITIES
Net income (loss)	$(17,423)	$1,405
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Goodwill impairment charge	12,000	—
Depreciation and amortization	2,451	506
Gain on disposal of assets	—	(5)
Write-off of prepaid acquisition costs	—	143
Provision for doubtful accounts	297	15
Provision (benefit) for deferred income taxes	(3,950)	13
Minority interest in net income of subsidiary	—	(4)
Stock-based compensation expense	272	409
Excess tax benefit from stock-based compensation	—	(170)
Interest associated with non-compete agreements	170	—
Earnings on marketable securities reinvested	(26)	(76)
Changes in operating assets and liabilities:
Accounts receivable, trade	1,082	2,020
Inventory	(594)	(1,548)
Prepaid expenses and other current assets	995	287
Income taxes	(112)	(1,532)
Accounts payable	3,814	(1,069)
Accrued expenses	786	(1,043)

Net cash used in operating activities	(238)	(649)

INVESTING ACTIVITIES
Purchases of marketable securities	(800)	—
Sales of marketable securities	3,260	500
Purchases of intangible assets	—	(4)
Purchases of property, plant and equipment	(1,888)	(714)
Proceeds from disposal of vehicle	—	12
Payments on patents	(16)	—
Payments on non-compete agreements	(132)	—

Net cash provided by (used in) investing activities	424	(206)

FINANCING ACTIVITIES
Net repayments on line of credit	(584)	—
Payments on long-term debt	(1,250)	—
Excess tax benefit from stock-based compensation	—	170
Proceeds from exercise of stock options	27	22

Cash provided by (used in) financing activities	(1,807)	192

Net decrease in cash and cash equivalents	(1,621)	(663)
Cash and cash equivalents at beginning of period	1,757	2,589

Cash and cash equivalents at end of period	$136	$1,926

TVI CORPORATION

SEGMENT DATA

June 30, 2007 and 2006 and December 31, 2006

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2007	2006
Total Revenue:
Shelters and related products	$5,945	$13,120
Personal protection equipment	3,318	3,448
SSES rental services	17,538	—

	$26,801	$16,568

Operating Income (Loss):
Shelters and related products	$(4,723)	$1,378
Personal protection equipment	(2)	837
SSES rental services	(4,244)	—

	$(8,969)	$2,215

Depreciation and Amortization:
Shelters and related products	$332	$436
Personal protection equipment	96	70
SSES rental services	2,023	—

	$2,451	$506

Capital Expenditures, Gross:
Shelters and related products	$140	$296
Personal protection equipment	622	418
SSES rental services	1,126	—

	$1,888	$714

	As of
	June 30, 2007	December 31, 2006
Total Assets:
Shelters and related products	$17,794	$19,343
Personal protection equipment	11,381	23,373
SSES rental services	28,969	30,075

	$58,144	$72,791